                                                                    EXHIBIT 4.09

                   SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                   ------------------------------------------


          SUBSIDIARY GUARANTY AND SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this

"Agreement"), dated as of September 25, 1997, by and among the Persons party
 ---------
hereto (the "Current Guarantors"), such other Persons which from time to time
             ------------------
may become party hereto (the "Additional Guarantors", and collectively with the
                              ---------------------
Current Guarantors, the "Guarantors"), SALEM COMMUNICATIONS CORPORATION, a
                         ----------
California corporation (the "Borrower"), and THE BANK OF NEW YORK (the
                             --------
"Administrative Agent"), in its capacity as Administrative Agent for the Lenders
 --------------------
under the Credit Agreement referred to below and the Rate Protection Lenders as hereinafter defined.


                                    RECITALS
                                    --------

     I. Reference is made to the Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders party thereto, the Administrative Agent, and Bank of America NT&SA, as Documentation Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement").
---------

     II. In the past, as now, the Borrower has provided financing for the Guarantors and the Guarantors have relied upon the Borrower to provide such financing. In addition, it is anticipated that, if the Guarantors execute and deliver this Agreement, the Borrower will continue to provide such financing to the Guarantors, and that the proceeds of the Loans to be made and Letters of Credit to be issued will be used, in part, for the general corporate and working capital purposes of the Guarantors. Pursuant to the Credit Agreement, the Lenders will not make Loans and the Issuing Bank will not issue Letters of Credit unless and until the Guarantors shall have executed and delivered this Agreement and, therefore, in light of all of the foregoing, each Guarantor expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Agreement.

     Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors, the Borrower and the Administrative Agent hereby agree as follows:

     1.   Defined Terms
          -------------

          (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

          "Borrower Obligations": all of the obligations and liabilities of the
           --------------------
Borrower under the Loan Documents and under each Interest Rate Protection Arrangement entered into by the Borrower with a Rate Protection Lender, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Insolvency Event, and including (i) any obligation or liability in respect of any breach of any representation or warranty and (ii) all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with an Insolvency Event.

          "Collateral": as defined in section 4.
           ----------

          "Equity Interest": (i) with respect to a corporation, the capital
           ---------------
stock thereof, (ii) with respect to a partnership, a partnership interest therein, all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise; (iii) with respect to a limited liability company, a membership interest therein, all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise; (iv) with respect to any other firm, association, trust, business enterprise or other entity, any equity interest therein, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the Managing Person thereof, and (v) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

          "Financing Statements": the UCC financing statements executed by the
           --------------------
Guarantor and delivered pursuant to the Credit Agreement.

          "Grants of Security Interests": collectively, the Grant of Security
           ----------------------------
Interest (Patents) and the Grant of Security Interest (Trademarks), in the form of Annexes C-1 and C-2 hereto, respectively, in each case appropriately completed and signed by the Guarantor.

          "Guarantor Obligations": with respect to each Guarantor, all of the
           ---------------------
obligations and liabilities of such Guarantor hereunder, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

          "Insolvency Event": any Event of Default under section 9.1(h) or
           ----------------
(i) of the Credit Agreement.

          "NYUCC": the UCC as in effect in the State of New York on the date
           -----
hereof.

          "Office Location": as defined in section 5(c).
           ---------------

          "Patents": all patents issued under the laws of the United States of
           -------
America and all patent applications filed with the United States Patent and Trademark Office, and all of the rights associated with each of the foregoing.

          "Proceeds": as defined in the NYUCC, together with (i) all dividends,
           --------
distributions and income on and in respect of all of the Securities and Instruments and all other rights and benefits in respect thereof, and (ii) with respect to the Patents and Trademarks, all renewals thereof, all proceeds of infringement suits, all rights to sue for infringement, all license royalties, all reissues, divisions, continuations, extensions and continuations-in-part thereof.

          "Registrations": (i) patents issued under the laws of the United
           -------------
States of America, (ii) patent applications filed with the United States Patent and Trademark Office, and (iii) all registered trademarks.

          "Rate Protection Lenders": collectively, the Lenders and any
           -----------------------
affiliates of the Lenders which from time to time enter or have entered into Interest Rate Protection Arrangements with the Borrower.

          "Supplement": a Supplement to this Agreement, duly completed, in the
           ----------
form of Annex A hereto.

          "Trademarks": as to any Guarantor (i) all rights under the laws of the
           ----------
United States of America, and each State thereof, to trademarks, together with all registrations thereof, applications therefor and all of the rights associated therewith, and (ii) the goodwill of such Guarantor's business symbolized by registered trademarks.

          "Transaction Statement": a transaction statement in the form of
           ---------------------
Annex B hereto.

          "UCC": with respect to any jurisdiction, Articles 1, 8 and 9 of the
           ---
Uniform Commercial Code as from time to time in effect in such jurisdiction.

          (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC: "Account",
                                                             -------
"Certificated Security", "Chattel Paper", "Document", "Equipment", "Fixture",
 ---------------------    -------------    --------    ---------    -------
"General Intangible", "Instrument", "Inventory", "Issuer", "Secured Party",
 ----------    ---------    ------    -------------
"Security", "Security Interest" and "Uncertificated Security".
 --------    -----------------       -----------------------

     2.   Guaranty
          --------

          (a) Subject to section 2(b) hereof, each Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations. This Agreement constitutes a guaranty of payment and neither the Administrative Agent, the Issuing Bank nor any Lender shall have any obligation to enforce any Loan Document or any Interest Rate Protection Arrangement or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations, prior to being entitled to the benefits of this Agreement. The Administrative Agent may, at its option, proceed against the Guarantors, or any one or more of them, in the first instance, to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if the Administrative Agent, the Issuing Bank or any Lender is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, the Administrative Agent, the Issuing Bank or such Lender, as the case may be, shall be entitled to receive hereunder from the Guarantors after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

          (b) Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent
                                                              ----------
Transfer Laws"), in each case after giving effect to all other liabilities of
-------------
such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(b) under any guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which guarantee contains an assumption that indebtedness incurred under the Credit Agreement shall be deemed to have been incurred prior to any indebtedness incurred under any such guarantee or contains a limitation as to maximum amount similar to that set forth in this subsection, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties.

          (c) Each Guarantor agrees that the Guarantor Obligations may at any time and from time to time exceed the maximum liability of such Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of the Administrative Agent, the Issuing Bank or any Lender hereunder.

     3.   Absolute Obligation
          -------------------

          No Guarantor shall be released from liability hereunder unless and until the Maturity Date shall have occurred and either (a) the Issuing Bank shall not have any obligation under the Letters of Credit and the Borrower shall have paid in full in cash the outstanding principal balance of the Loans, together with all accrued interest thereon, all of the Reimbursement Obligations, and all other sums then due and owing under the Loan Documents, or
(b) the Guarantor Obligations of such Guarantor shall have been paid in full in cash. Each Guarantor acknowledges and agrees that (i) neither the Administrative Agent, the Issuing Bank nor any Lender has made any representation or warranty to such Guarantor with respect to the Borrower, its Subsidiaries, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (ii) such Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations, (B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document, or any Interest Rate Protection Arrangement, or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by the Administrative Agent, the Issuing Bank or any Lender to realize upon, enforce or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of set-off by the Administrative Agent, the Issuing Bank or any Lender, (F) the existence, validity or enforceability of any other guaranty with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of the Administrative Agent, the Issuing Bank or any Lender in connection with the administration of any Loan Document, any Interest Rate Protection Arrangement, or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document, any Interest Rate Protection Arrangement, or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower's obligations and liabilities (including the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to the Administrative Agent, the Issuing Bank or any Lender, (N) any amendment or modification of, or supplement to, any Loan Document or any Interest Rate Protection Arrangement or
(O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including the Borrower Obligations) or of such Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

     4.   Grant of Security Interest
          --------------------------

          To secure the prompt and complete payment, observance and performance of the Guarantor Obligations, each Guarantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Issuing Bank, the Lenders and the Rate Protection Lenders, a Security Interest in and to all of such Guarantor's right, title and interest in and to all: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, including, without limitation, Instruments evidencing intercompany Indebtedness, Inventory, Patents, Trademarks, Equity Interests in each Person which now is or may hereafter become a Subsidiary of such Guarantor or of the Borrower, whether or not evidenced by a Security, and all Proceeds of all of the foregoing, and including, without limitation, all licenses, approvals, permits and other authorizations issued by the FCC, including the Proceeds of any sale or other disposition thereof, in each case to the extent that a security interest therein is not prohibited by law, provided that to the extent that a security interest therein is now so prohibited and to the extent that such security interest at any time hereafter shall no longer be so prohibited, then such security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in applicable law or regulation), in each case whether now owned or existing or hereafter arising or acquired, (collectively, the "Collateral").
                    ----------

     5.   Representations and Warranties
          ------------------------------

          Each Guarantor hereby represents and warrants to the Administrative Agent as follows:

          (a) Binding Obligation. This Agreement constitutes the valid and
              ------------------
binding obligation of such Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws related to or affecting the enforcement of creditors' rights generally.

          (b) Solvency. Such Guarantor (if a Current Guarantor, both immediately
              --------
before and after giving effect to this Agreement and to all Indebtedness incurred by the Borrower in connection with the Loan Documents or, if an Additional Guarantor, immediately before and after giving effect to this Agreement) (i) is not insolvent, (ii) is not engaged, and is not about to engage, in any business or transaction, for which it has unreasonably small capital, and (iii) does not intend to incur, and does not believe that it would incur, debts that would be beyond its ability to pay such debts as they mature, in each case referred to above within the meaning of both Title XI of the United States Code and Article 10 of New York Debtor Credit Law, each as in effect on the date hereof.

          (c) Chief Executive Office. As of the date hereof, such Guarantor's
              ----------------------
place of business or, if such Guarantor has more than one place of business, its chief executive office, is, and has been continuously for the immediately preceding 5 month period, located (the "Office Location") at, (i) if such
                                        ---------------
Guarantor is a Current Guarantor, the address therefor referred to in Schedule 5(c) hereto, or (ii) if such Guarantor is an Additional Guarantor, the address therefor set forth on Schedule 5(c) to the Supplement delivered by such Additional Guarantor. Such Guarantor, (i) in the case of a Current Guarantor, has not changed its legal name during the 6 year period immediately preceding the date hereof, and (ii) in the case of an Additional Guarantor, has not changed its legal name during the 6 year period immediately preceding the date it became a Guarantor hereunder, except as otherwise disclosed on the Supplement delivered by such Additional Guarantor.

          (d) Information. If such Guarantor is a Current Guarantor, all of the
              -----------
information with respect to such Guarantor, or any of its Property, set forth on each of the Schedules hereto is true, complete and correct as of the date hereof. If such Guarantor is an Additional Guarantor, all of the information with respect to such Guarantor, or any of its Property, set forth on each of the Schedules to the Supplement delivered by such Additional Guarantor is true, complete and correct as of the date of such Supplement. All of such Guarantor's books, records and documents relating to its Guarantor Collateral are in all material respects what they purport to be.

          (e) Security Interest. This Agreement, together with the delivery to
              -----------------
the Administrative Agent of the Certificated Securities constituting Collateral and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing "enforceable" Security Interest in the Collateral in favor of the Administrative Agent. Upon (i) the presentation for filing of the Financing Statements at the respective offices listed thereon together with the appropriate filing fee therefor, (ii) the delivery to the Administrative Agent of the Instruments constituting the Collateral, (iii) the registration, in accordance with Article 8 of the NYUCC, of the Security Interest granted hereby on the books of each Person which is an Issuer of an Uncertificated Security constituting the Collateral, and (iv) the filing of the Grants of Security Interests in the United States Patent and Trademark Office with respect to Patents, Registrations, and Trademarks, (A) such Security Interest shall be perfected, and (B) assuming that the Administrative Agent has acted in "good faith and without notice of any adverse claim" within the meaning of Article 8 of the NYUCC, the Administrative Agent shall be a "bona fide purchaser", within the meaning of such Article, with respect to the Collateral consisting of Securities.

          (f) Absence of Liens. There are no Liens upon the Collateral other
              ----------------
than Permitted Liens, if any.

          (g) Equity Interests. As of the Effective Date with respect to each
              ----------------
Current Guarantor, as of the date of the Supplement executed by an Additional Guarantor with respect to such Additional Guarantor, (i) the Equity Interests listed on Schedule 5(g) or Schedule 5(g) to the Supplement, as the case may be, constitute all of the Equity Interests in each Subsidiary in which such Guarantor has any right, title or interest, and each such Equity Interest issued by a corporate Issuer has been duly authorized, validly issued and fully paid for, and is non-assessable and (ii) except as set forth in such Schedule 5(g) or
Schedule 5(g) to such Supplement, (A) no Subsidiary of such Guarantor has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (B) there are no agreements, voting trusts or understandings binding upon such Guarantor or any of its Subsidiaries with respect to the voting securities of any of such Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing and (C) no such Equity Interest is represented by an Uncertificated Security.

          (h) Chattel Paper, Documents and Instruments. With respect to each
              ----------------------------------------
Current Guarantor, the Chattel Paper, Documents and Instruments listed on
Schedule 5(h) hereto constitute, as of the date hereof, and with respect to each Additional Guarantor, the Chattel Paper, Documents and Instruments listed on
Schedule 5(h) to the Supplement delivered by such Additional Guarantor constitute, as of the date of such Supplement, all of the Chattel Paper, Documents and Instruments which constitute the Collateral, and, to the best of such Guarantor's knowledge, all such Chattel Paper, Documents and Instruments have been duly authorized, issued and delivered, and constitute the legal, valid, binding and enforceable obligations of the respective makers thereof.

          (i) Accounts. As of the date hereof, all records concerning any
              --------
Account constituting the Collateral are located at its Office Location, and no such Account is evidenced by a promissory note or other instrument.

          (j) Equipment and Inventory. Except for Equipment and Inventory in
              -----------------------
transit with common carriers, such Guarantor has exclusive possession and control of all Equipment and Inventory constituting the Collateral, all of which is as of the date hereof and has been continuously for the 5 month period immediately preceding the date hereof (or, in the case of an Additional Guarantor, the date of the Supplement delivered by such Additional Guarantor), located at one or more of the places listed on (i) if such Guarantor is a Current Guarantor, Schedule 5(j) hereto hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(j) hereto to the Supplement delivered by such Additional Guarantor. Within the last 5-1/2 years as of the date hereof (or of the Supplement of such Additional Guarantor) such Guarantor has not acquired any Inventory or Equipment in connection with any bulk sale, or other than in the ordinary course of business.

          (k) Patents and Trademarks. Such Guarantor has no Registrations
              ----------------------
relating to Patents other than those listed on (i) if such Guarantor is a Current Guarantor, Schedule 5(k) hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(k) to the Supplement delivered by such Guarantor, and each such Registration is subsisting and is not invalid or unenforceable, in whole or in part, except to the extent that the unenforceability thereof could not reasonably be expected to have a material adverse effect on the value of the Patents taken as a whole. Such Guarantor has no Registrations relating to Trademarks other than those listed on (i) if such Guarantor is a Current Guarantor, Schedule 5(k) hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(k) to the Supplement delivered by such Guarantor, and each such Registration is subsisting and has not been adjudged invalid or unenforceable, in whole or in part , except to the extent that the unenforceability thereof could not reasonably be expected to have a material adverse effect on the value of the Trademarks taken as a whole. To the best of such Guarantor's knowledge, each Patent and Trademark constituting Collateral is valid and enforceable. Except for Permitted Liens, such Guarantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents and Trademarks constituting Collateral, free and clear of all Liens. To the best of such Guarantor's knowledge, no claim has been made that the use of any Patent or Trademark violates the rights of any third person. Such Guarantor has used consistent standards of quality in its manufacture of products sold under the Patents and Trademarks.

     6.   Covenants
          ---------

          Each Guarantor covenants with the Administrative Agent as follows:

          (a) Chief Executive Office. Such Guarantor shall maintain its place of
              ----------------------
business, or if it has more than one place of business, its chief executive office, at the Office Location or at such other location in respect of which (i) such Guarantor shall have provided the Administrative Agent with prior written notice thereof, and (ii) UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Administrative Agent, shall have been filed within two months of such change.

          (b) Further Assurances. Such Guarantor shall, at its own expense,
              ------------------
promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Administrative Agent may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Such Guarantor hereby irrevocably appoints the Administrative Agent as such Guarantor's true and lawful attorney-in-fact, in the name, place and stead of such Guarantor, to perform on behalf of such Guarantor any and all obligations of such Guarantor under this Agreement, and such Guarantor agrees that the power of attorney herein granted constitutes a power coupled with an interest, provided, however, that the Administrative Agent shall have no obligation to perform any such obligation and such performance shall be at the sole cost and expense of such Guarantor. If such Guarantor fails to comply with any of its obligations hereunder, the Administrative Agent may do so in such Guarantor's name or in the Administrative Agent's name, but at such Guarantor's expense, and such Guarantor hereby agrees to reimburse the Administrative Agent in full for all reasonable expenses, including reasonable attorney's fees, incurred by the Administrative Agent in connection therewith.

          (c) Information. Such Guarantor shall, at its own expense, furnish to
              -----------
the Administrative Agent such information, reports, statements and schedules with respect to the Collateral as the Administrative Agent may reasonably request from time to time.

          (d) Defense of Collateral. Such Guarantor shall, at its own expense,
              ---------------------
defend the Collateral against all claims of any kind or nature (other than Permitted Liens, if any) of all Persons at any time claiming the same or any interest therein adverse to the interests of the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender, and such Guarantor shall not cause, permit or suffer to exist any Lien upon the Collateral other than Permitted Liens, if any.

          (e) Uncertificated Securities. Such Guarantor shall cause each Person
              -------------------------
which is an Issuer of an Uncertificated Security constituting the Collateral (i) to register the Security Interest granted hereby upon the books of such Person in accordance with Article 8 of the NYUCC, and (ii) to issue to the Administrative Agent an initial Transaction Statement and issue to the Administrative Agent subsequent Transaction Statements in accordance with
Section 8-408 of the UCC in effect in the State of New York.

          (f) Delivery of Pledged Collateral. Each Certificated Security
              ------------------------------
representing an Equity Interest in a Person which is or shall become a Subsidiary of the Borrower shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. Such Guarantor agrees that until so delivered, each such Certificated Security shall be held by such Guarantor in trust for the benefit of the Administrative Agent and be segregated from the other Property of such Guarantor.

          (g) Chattel Paper, Documents and Instruments. All of the Instruments,
              ----------------------------------------
Documents and Chattel Paper now or hereafter owned by or in the possession of such Guarantor which constitute Collateral (other than checks received in the ordinary course of collection) shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. Such Guarantor agrees that, with respect to all items of the Collateral which it is or shall hereafter be obligated to deliver to the Administrative Agent, until so delivered such items shall be held by such Guarantor in trust for the benefit of the Administrative Agent and be segregated from the other Property of such Guarantor.

          (h) Accounts. Except as otherwise provided in this subsection, such
              --------
Guarantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Guarantor in respect of such Guarantor's Accounts and, prior to the occurrence of an Event of Default, such Guarantor shall have the right to adjust, settle or compromise the amount or payment of any such Account, all in accordance with its customary practices. In connection with such collections, such Guarantor may take and, at the direction of the Administrative Agent at any time that an Event of Default shall have occurred and be continuing shall take, such action as such Guarantor or the Administrative Agent may reasonably deem necessary or advisable to enforce collection of such Accounts.

          (i) Equipment and Inventory. Such Guarantor shall keep the Equipment
              -----------------------
and Inventory constituting Collateral at the places listed on (i) if such Guarantor is a Current Guarantor, Schedule 5(l) hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(l) to the Supplement delivered by such Guarantor, and at such other places located within the United States in respect of which (A) such Guarantor shall have provided the Administrative Agent with prior written notice, and (B) UCC financing statements (or amendments thereto), in form and substance satisfactory to the Administrative Agent, shall have been filed within two months of such change. Such Guarantor shall promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment or Inventory constituting Collateral except to the extent that such loss or damage shall be insured pursuant to policies required to be maintained pursuant to the Credit Agreement.

          (j) Patents and Trademarks. Such Guarantor will continue to use for
              ----------------------
the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Patents and Trademarks constituting Collateral. Such Guarantor shall give to the Administrative Agent prompt written notice thereof in the event that such Guarantor shall obtain any right to any new Patent or Trademark or to any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or Trademark. Such Guarantor shall prosecute diligently any applications of the Patents and Trademarks constituting Collateral pending as of the date of this Agreement or thereafter, and preserve and maintain all rights in applications of Patents and Trademarks constituting Collateral consistent with past practice, including the payment of all maintenance fees , except to the extent the failure so to preserve or maintain such rights could not reasonably be expected to have a material adverse effect on either (i) the value of the Patents taken as a whole, or (ii) the value of the Trademarks taken as a whole. Such Guarantor shall not abandon any right to file an application or any pending application for any Patent or Trademark unless the failure so to do could not reasonably be expected to have a material adverse effect on either (i) the value of the Patents taken as a whole, or (ii) the value of the Trademarks taken as a whole. Such Guarantor agrees that it will not enter into any agreement, including a license agreement, with respect to any Patent or Trademark which is inconsistent with such Guarantor's past practices of licensing Patents or Trademarks as the case may be. Such Guarantor hereby grants to the Administrative Agent the right to visit such Guarantor's plants and facilities which manufacture, inspect or store products sold under any of the Patents and Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours upon reasonable prior notice.

     7.   Other Agreements of the Guarantors
          ----------------------------------

          (a) No Duty to Preserve. Except as otherwise required by law, each
              -------------------
Guarantor agrees that, with respect to the Collateral, neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender has any obligation to preserve rights against prior or third parties.

          (b) Administrative Agent's Duty With Respect to Collateral. Each
              ------------------------------------------------------
Guarantor agrees that the Administrative Agent's only duty with respect to the Collateral delivered to the Administrative Agent shall be to use reasonable care in the custody and preservation of the Collateral, and each Guarantor agrees that if the Administrative Agent accords the Collateral substantially the same kind of care as the Administrative Agent accords its own Property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Certificated Securities or Instruments constituting the Collateral are lost, destroyed or wrongfully taken while such Certificated Securities or Instruments are in the possession of the Administrative Agent, each Guarantor agrees that it will use its best efforts to cause the delivery of new Certificated Securities or Instruments in place of the lost, destroyed or wrongfully taken Certificated Securities or Instruments upon request therefor by the Administrative Agent, without the necessity of any indemnity bond or other security, other than the Administrative Agent's agreement of indemnity upon usual and customary terms therefor. Anything herein to the contrary notwithstanding, the Administrative Agent shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

          (c) Liability of Guarantors under Contracts and Agreements Included in
              ------------------------------------------------------------------
the Collateral. Anything herein to the contrary notwithstanding, (i) each
--------------
Guarantor shall remain liable under the contracts and agreements to which it is a party and which is included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender of any of its rights hereunder shall not release any Guarantor from any of its duties or obligations under any such contract or agreement, (iii) neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender shall have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Agreement, nor shall the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender be obligated to perform any of the obligations or duties of any Guarantor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by any Guarantor or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any

Lender shall be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

     8.   Events of Default
          -----------------

          Each of the following shall constitute an "Event of Default":
                                                     ----------------

          (a) The failure of any Guarantor to observe or perform any term, covenant or agreement contained in this Agreement; or

          (b) The occurrence and continuance of an Event of Default under, and as such term is defined in, the Credit Agreement.

     9.   Remedies
          --------

          (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Administrative Agent may:

               (i) exercise any and all rights and remedies (A) granted to a Secured Party by the UCC in effect in the State of New York or otherwise allowed at law, and (B) otherwise provided by this Agreement, and

               (ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and each Guarantor agrees that, without limitation, the following are each commercially reasonable: (A) the Administrative Agent shall not in any event be required to give more than 10 days' prior notice to the Guarantors of any such disposition, (B) any place within the City of New York or the Counties of Nassau, Suffolk, and Westchester may be designated by the Administrative Agent for disposition, and (C) the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Each Guarantor acknowledges and agrees that the Administrative Agent may elect, with respect to the offer or sale of any or all of the Equity Interests constituting the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of such Equity Interests or the offer and sale thereof under any Federal or state securities laws and that the Administrative Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Administrative Agent is reasonably necessary in order to avoid any violation of applicable law, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Equity Interests, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority. Each Guarantor further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Administrative Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be reasonably necessary in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the Required Lenders, and that any such offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

          (c) To the extent permitted by law, each Guarantor hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

          (d) Notwithstanding anything to the contrary contained in this Agreement, any other Loan Document or in any other agreement, instrument or document executed by any Guarantor and delivered to the Administrative Agent, the Issuing Bank or any Lender, neither the Administrative Agent, the Issuing Bank nor any Lender will take any action pursuant to this Agreement, any other Loan Document or any other document referred to above which would constitute or result in any assignment of any license, approval, permit, certificate or other authorization issued by the FCC or any change of control of the Borrower or any Subsidiary if such assignment or change of control would require, under then existing law, the prior approval of the FCC without first obtaining such prior approval of the FCC. Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, each Guarantor waives, to the extent permitted by law, any right it may have to oppose, and agrees to take any action that the Administrative Agent may reasonably request in order to obtain from the FCC, such approval as may be necessary to enable the Administrative Agent, the Issuing Bank and the Lenders to exercise and enjoy the full rights and benefits granted to the Administrative Agent, the Issuing Bank and the Lenders by this Agreement, the other Loan Documents and the other documents referred to above, including specifically, at the cost and expense of the Borrower, the use of commercially reasonable efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license, approval, permit, certificate or other authorization or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of (i) any sale or other disposition of the Collateral by or on behalf of the Administrative Agent, or (ii) any assumption by the Administrative Agent of voting rights in the Collateral effected in accordance with the terms of this Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act and applicable regulations and published policies and decisions of the FCC pertaining to such foreclosure and related actions.

     10.  Voting
          ------

          Notwithstanding anything to the contrary contained in this Agreement, each Guarantor shall have the right to vote all Securities constituting its Collateral and receive and retain all dividends and distributions thereon until such time, if any, as an Event of

Default shall have occurred and be continuing and the Administrative Agent shall have notified such Guarantor that the Administrative Agent shall have elected to terminate the rights of such Guarantor under this section, at which time the Administrative Agent shall then be vested with the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon, until such time as such Event of Default is cured or waived.

     11.  Termination
          -----------

          On any date upon which (i) the Lenders shall no longer have any obligation to make Loans, (ii) the Issuing Bank shall no longer have (A) any obligation to issue Letters of Credit and (B) any obligations under the Letters of Credit theretofor issued, and (iii) the Obligations shall have been paid in full in cash, the outstanding principal balance of the Loans together with all accrued interest thereon, all of the Reimbursement Obligations and all other sums then due and owing under the Loan Documents, the Liens granted hereby shall cease and the Administrative Agent shall, at the Guarantors' expense (A) execute and deliver all UCC Termination Statements and other documents necessary to terminate the Liens granted hereby that the Guarantors shall have reasonably requested, and (B) return to the Guarantors all their respective Collateral that shall remain in the possession of the Administrative Agent at such time.

     12.  Notices
          -------

          Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be in writing (including facsimile) and shall be electronically transmitted or mailed by registered or certified mail or delivered in person, and all statements, reports, documents, certificates and papers to be delivered hereunder shall be mailed by first class mail or delivered in person, in each case to the respective parties to this Agreement as follows: in the case of the Administrative Agent or the Borrower, as set forth in section 11.2 of the Credit Agreement, in the case of each Current Guarantor, as set forth adjacent to the name of such Current Guarantor on the signature page(s) hereof, and, in the case of each Additional Guarantor, as set forth adjacent to the name of such Additional Guarantor on the signature page(s) of the Supplement delivered by such Additional Guarantor, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto. Any notice, request, consent, demand, waiver or communication given in accordance with the provisions of this section shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at its address specified above or, if sent by registered or certified mail, on the delivery date noted on the receipt therefor, provided that a notice of change of address shall be deemed to be effective only when actually received. Any party hereto may rely on signatures of the other parties hereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

     13.  Expenses
          --------

          Each Guarantor agrees that it shall, upon demand, pay to the Administrative Agent any and all reasonable out-of-pocket sums, costs and expenses, which the Administrative Agent, the Issuing Bank or any Lender may pay or incur defending, protecting or enforcing this Agreement (whether suit is instituted or not), reasonable attorneys' fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

     14.  Repayment in Bankruptcy, etc.
          ----------------------------

          If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, the Administrative Agent, the Issuing Bank or any Lender shall be required to repay any amounts previously paid by or on behalf of the Borrower or any Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantors unconditionally agree to pay to the Administrative Agent within 10 days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, to the date of payment to the Administrative Agent at the applicable after-maturity rate set forth in the Credit Agreement.

     15.  Additional Guarantors
          ---------------------

          Upon the execution and delivery to the Administrative Agent of a Supplement by any Person, appropriately acknowledged, such Person shall be a Guarantor.

     16.  Agreement to Pay; Subordination
          -------------------------------

          In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, the Issuing Bank, any Lender or any Rate Protection Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Borrower Obligations when and as the same shall become due, whether at maturity, be acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Borrower Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Borrower Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, the Issuing Bank, the Lenders and the Rate Protection Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Borrower Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     17.  Miscellaneous
          -------------

          (a) Except as otherwise expressly provided in this Agreement, each Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Agreement, the other Loan Documents, each Interest Protection Arrangement, and the Borrower Obligations, notice of acceptance of this Agreement and reliance hereupon by the Administrative Agent, the Issuing Bank and each Lender, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort.

          (b) No Guarantor is relying upon the Administrative Agent, the Issuing Bank or any Lender to provide to such Guarantor any information concerning the Borrower or any of its Subsidiaries, and each Guarantor has made arrangements satisfactory to such Guarantor to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as such Guarantor may desire.

          (c) Each Guarantor agrees that any statement of account with respect to the Borrower Obligations from the Administrative Agent, the Issuing Bank or any Lender to the Borrower which binds the Borrower shall also be binding upon such Guarantor, and that copies of said statements of account maintained in the regular course of the Administrative Agent's, the Issuing Bank's or such Lender's business, as the case may be, may be used in evidence against such Guarantor in order to establish its Guarantor Obligations.

          (d) Each Guarantor acknowledges that it has received a copy of the Loan Documents and each Interest Rate Protection Arrangement and has approved of the same. In addition, such Guarantor acknowledges having read each Loan Document and each such Interest Rate Protection Arrangement and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Agreement.

          (e) No Guarantor may assign any right, or delegate any duty, it may have under this Agreement.

          (f) Subject to the limitations set forth in section 2(b), the Guarantor Obligations shall be joint and several and shall also be joint and several.

          (g) This Agreement is the "Subsidiary Guaranty" referred to in the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Administrative Agent, the Guarantors and the Borrower acknowledges that certain provisions of the Credit Agreement, including, without limitation, sections 1.2 (Principles of Construction), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.4 (Survival of Certain Obligations), 11.7 (Successors and Assigns), 11.8 (Counterparts),
11.9 (Adjustments; Set-off), 11.12 (Governing Law), 11.13 (Headings), 11.14 (Severability), 11.15 (Integration), 11.16 (Limitation of Liability), 11.17 (Consent to Jurisdiction), 11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

     IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Subsidiary Guaranty and Security Agreement to be duly executed on its behalf.

                              Beltway Media Partners

                              By: Salem Communications
                                    Corporation, a General Partner

                              By: /s/ Eric H. Halvorson
                                  ---------------------
                              Name: Eric H. Halvorson
                              Title: Executive Vice President


                              By: Golden Gate Broadcasting
                                    Company, Inc., a General Partner

                              By: /s/ Eric H. Halvorson
                                  ---------------------
                              Name: Eric H. Halvorson
                              Title: Vice President

                              By: New Inspiration Broadcasting Company,
                                    Inc.,
                                    a General Partner

                              By: /s/ Eric H. Halvorson
                                  ---------------------
                              Name: Eric H. Halvorson
                              Title: Vice President

                              ATEP Radio, Inc.
                              Bison Media, Inc.
                              Caron Broadcasting, Inc.
                              Common Ground Broadcasting, Inc.
                              Golden Gate Broadcasting Company, Inc.
                              Inland Radio, Inc.
                              Inspiration Media of Texas, Inc.
                              Inspiration Media, Inc.
                              New England Continental Media, Inc.
                              New Inspiration Broadcasting Company, Inc.
                              Oasis Radio, Inc.
                              Pennsylvania Media Associates, Inc.
                              Radio 1210, Inc.
                              Salem Communications Corporation, a
                                Delaware corporation
                              Salem Media Corporation
                              Salem Media of California, Inc.
                              Salem Media of Colorado, Inc.
                              Salem Media of Louisiana, Inc.

                              Salem Media of Ohio, Inc.
                              Salem Media of Oregon, Inc.
                              Salem Media of Pennsylvania, Inc.
                              Salem Media of Texas, Inc.
                              Salem Music Network, Inc.
                              Salem Radio Network Incorporated
                              Salem Radio Representatives, Inc.
                              South Texas Broadcasting, Inc.
                              SRN News Network, Inc.
                              Vista Broadcasting, Inc.


                              By: /s/ Eric H. Halvorson
                                  ---------------------
                              Name: Eric H. Halvorson
                              Title: Vice President


                              Address for Notices:
                              --------------------

                              4880 Santa Rosa Road
                              Suite 300
                              Camarillo, California 93012
                              Attention:Jonathon L. Block
                              Telephone:(805)987-0400(ext.106)
                              Telecopy: (805)384-4505


                              SALEM COMMUNICATIONS CORPORATION


                              By: /s/ Eric H. Halvorson
                                  ---------------------
                              Name: Eric H. Halvorson
                              Title: Executive Vice President



                              THE BANK OF NEW YORK, as
                              Administrative Agent

                              By: ILLEGIBLE
                                  -----------------
                              Name:
                              Title:

                                 SCHEDULE 5(c)
                            TO SUBSIDIARY GUARANTY

        SCHEDULE 5(c) TO THE SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 25, 1997


                            LIST OF OFFICE LOCATIONS
                            ------------------------

1. The chief executive office of all Guarantors is 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012.

                                 SCHEDULE 5(g)
                            TO SUBSIDIARY GUARANTY

        SCHEDULE 5(g) TO THE SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 25, 1997


                            LIST OF EQUITY INTERESTS
                            ------------------------

1. Borrower, New Inspiration Broadcasting Co., Inc. and Golden Gate Broadcasting Co., Inc. are the sole partners of Beltway Media Partners, as follows:

    New Inspiration Broadcasting Co., Inc.     45% ownership interest
    Golden Gate Broadcasting Co., Inc.               40% ownership interest
    Borrower                                   15% ownership interest

                                 SCHEDULE 5(h)
                            TO SUBSIDIARY GUARANTY

        SCHEDULE 5(h) TO THE SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 25, 1997



LIST OF CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS
------------------------------------------------

     Promissory Note, dated February 12, 1992, in the original principal amount of $20,000,000, made by Beltway Media Partners to Salem Communications Corporation, New Inspiration
Broadcasting Company, Inc. and Golden Gate Broadcasting Company,
Inc.

                                                                   SCHEDULE 5(j)
                                                                   -------------
                                                  TO BORROWER SECURITY AGREEMENT
                                                  ------------------------------

        Schedule 5(j) to the Subsidiary Guaranty and Security Agreement
                          Dated as of October 8, 1997

                ADDRESSES FOR EQUIPMENT AND INVENTORY LOCATIONS
                -----------------------------------------------


    ENTITY                       STUDIO/OFFICE LOCATION             TRANSMITTER LOCATION
    ------                       ----------------------             --------------------
ATEP Radio, Inc.             KDAR(FM)                             AT&T site at Hall Canyon
                             P.O. Box 5626/Zip 93031              2.9 Km NE of Ventura,
                             500 Esplanade Drive, Suite 1500      Ventura County, CA
                             Oxnard, CA 93030

Beltway Media Partners       WAVA(FM)                             5230 Lee Highway
                             1901 N. Moore Street, Suite 200      Arlington, VA 22207
                             Arlington, VA 22209

Bison Media, Inc.            KGFT(FM), KPRZ(FM),KBIQ(FM):         KBIQ(FM)
                             6760 Corporate Dr., Suite 340        5145 Centennial Blvd.
                             Colorado Springs, CO 80919           Colorado Springs, CO

                                                                  KPRZ-FM
                                                                  6105 Transmitter Ln.,
                                                                  Cheyenne Mountains, El Paso
                                                                  County, CO

                             KTSL(FM):                            Needham Hill, 1 km S of
                             1212 N. Washington, Suite 124        Melville Road, E of
                             Spokane, WA  99201                   FourLakes, 8 km ESE of
                                                                  Medical Lake, WA



                                                                               SCHEDULE 5(j)
                                                                              -------------
                                                                     TO SUBSIDIARY GUARANTY
                                                                     ----------------------



ENTITY                         STUDIO/OFFICE LOCATION                   TRANSMITTER LOCATION
------                         ----------------------                   --------------------
Caron Broadcasting, Inc.       WITH(AM                                  1220 Curtain Avenue
                               3700 Koppers St., #124                   Baltimore, MD
                               Baltimore, MD 21227

                               WTSJ(AM)                                 9th and Willow Run
                               641 West 9th St.                         Covington, KY 41011
                               Covington, KY 41011

                               WHK(FM)                                  6901 Hahn Street NE
                               12721 Abbey Road                         Louisville, OH
                               Cleveland, OH 44133

                               WHLO(AM)                                 Road and Cleveland
                               2780 S. Arlington                        Massillon Road
                               Akron, OH 44312                          Fairlawn, OH

Common Ground                  KKMS(AM)                                 2110 Cliff Road
Broadcasting, Inc.             2110 Cliff Road                          Eagan, MN 55122
                               Eagan, MN 55122

                               KPXQ-AM                                  3701 E. Pinnacle Peak Rd.
                               2425 E. Camelback Road, #570             Phoenix, AZ
                               Phoenix, AZ 85016

                               WHK-AM                                   3600 Pleasant Valley Road
                               12727 Abbey Road                         Seven Hill, OH
                               Cleveland, OH 44133

Golden Gate Broadcasting       KFAX                                     3636 Enterprise Road
Co., Inc.                      P.O. Box 8125, Zip Code 94537-8125       Alameda County
                               39138 Fremont Blvd., 3rd Floor           Hayward, CA
                               Fremont, CA 94538

                                                                   SCHEDULE 5(j)
                                                                   -------------
                                                          TO SUBSIDIARY GUARANTY
                                                          ----------------------

     ENTITY                  STUDIO/OFFICE LOCATION              TRANSMITTER LOCATION
     ------                  ----------------------              --------------------
Inland Radio, Inc.      KKLA(AM)/KKLA(FM)                     KKLA(AM)
                        922 Inland Center Drive               990 Inland Center Drive
                        San Bernardino, CA 92408              San Bernardino, CA 92408

                                                              KKLA(FM)
                                                              Main: Mt. Wilson Antenna
                                                              Farm
                                                              Emergency: Flint Peak, Los
                                                              Angeles

Inspiration Media of   KWRD(FM)                               Hunter Farrell Road
Texas, Inc.            545 E. John Carpenter Freeway, Suite   0.45 miles E of Myers Road
                       450                                    Irving, TX
                       Irving, TX 75062

Inspiration Media,     KGNW-AM/KLFE-AM/KKOL-AM                KKOL-AM
Inc.                   2815 Second Avenue, Suite 550          1100 S.W. Florida Street
                       Seattle, WA  98121                     Seattle, WA

                                                              KLFE-AM
                                                              NE Corner Pt. Blakely
                                                              Pt. Madison, Manitou Drive
                                                              Near Winslow, WA

New England           WPZE(AM)/WEZE(AM)                       WPZE(AM)
Continental Media,    P.O. Box 9121                           Corner of Vershire St. and
Inc.                  500 Victory Road                        Harriet Ave.
                      North Quincy, MA 02171                  Quincy, MA 02171

                                                              WEZA(AM)
                                                              4068 Mystic Valley Pkwy.
                                                              Middlesex County
                                                              Medford, MA

                                                                   SCHEDULE 5(j)
                                                                   -------------
                                                          TO SUBSIDIARY GUARANTY
                                                          ----------------------

     ENTITY                  STUDIO/OFFICE LOCATION              TRANSMITTER LOCATION
     ------                  ----------------------              --------------------
New Inspiration         KKLA-AM                               990 Inland Center Drive
Broadcasting Co., Inc.  922 Inland Center Drive               San Bernardino, CA 92408
                        San Bernardino, CA 92408

                        KKLA(FM)                              Main: Mt. Wilson Antenna
                        701 N. Brand Blvd. Suite 550          Farm
                        Glendale, CA 91203                    Emergency: Flint Peak
                                                              Los Angeles

Oasis Radio, Inc.       KAVC-FM                               2064 15th Street West
                        43301 North Division, Suite 201       Rosamond, CA 93560
                        Lancaster, CA 93535

Pennsylvania Media      WFIL(AM)/WZZD(AM)                     117 Ridge Peak
Associates, Inc.        117 Ridge Peak                        Lafayette Hill, PA 19444
                        Lafayette Hill, PA 19444

Radio 1210, Inc.        KPRZ(AM)                              1835 Seaquest Trail
                        9255 Towne Centre Dr., Suite 535      Fortuna Ranch Road
                        San Diego, CA 92121-3038              Encinatas, CA

Salem Media of          KLTX(AM) (K-LIGHT)                    6417 E. Alondra Blvd.
California, Inc.        701 N. Brand Blvd., Suite 550         Paramount, CA 90723
                        Glendale, CA 91203

Salem Media of          KRKS(AM&FM)/KNUS(AM)                  KRKS(AM)
Colorado, Inc.          3131 South Vaughn Way, Suite 601      6535 W. Jewell Ave.
                        Aurora, CO 80014                      Lakewood, CO

                                                              KRKS(FM)
                                                              CO-111 Mine Lane, 4.8
                                                              Kilometers West of Boulder,
                                                              CO

                                                              KNUS(AM)
                                                              US Highway 85, 3 miles SW
                                                              of Brighton, CO

                                                                   SCHEDULE 5(j)
                                                                   -------------
                                                          TO SUBSIDIARY GUARANTY
                                                          ----------------------

     ENTITY                  STUDIO/OFFICE LOCATION              TRANSMITTER LOCATION
     ------                  ----------------------              --------------------
Salem Media of          WRFD-AM                               .8 km E from intersection of
Ohio, Inc.              8101 North High Street, Suite 360     Powell Rd., U.S. Highway 23,
                        Columbus, OH 43235-1406               Westerville, OH

Salem Media of          KPDQ(AM) & (FM)                       KPDQ(AM)
Oregon, Inc.            5110 S.E. Stark St.                   Approx. 2.7 miles East of
                        Portland, OR 97215                    Beaverton, OR

                                                              KPDQ-FM
                                                              OR - 4700 N.W. Council
                                                              Crest Drive
                                                              Portland, OR 97207

Salem Media of          WORD(FM)/WPIT(AM)                     3201 Mt. Troy Road
Pennsylvania, Inc.      7 Parkway Center                      Allegheny County
                        875 Greentree Road, Suite 625         Pittsburgh, PA 15212
                        Pittsburgh, PA 15220
Salem Media of          KSLR-AM                               US Highway 87
Texas, Inc.             9601 McAllister Freeway, Suite 1200   China Grove, TX
                        San Antonio, TX 78216

Salem Media Corporation WMCA-AM/WWDJ-AM                       WMCA-AM
                        201 Route 17N, Suite 601              949 Belleville Turnpike
                        Rutherford, NJ 07070                  Kearny, NJ

                                                              WWDJ-AM
                                                              110 Commerce Way
                                                              Hackensack, NJ

                       WYLL-FM                               11 W. Dundee Road
                       25 Northwest Point, Suite 400         Arlington Heights, IL
                       Elk Grove Village, IL 60007



                                                                                                                       SCHEDULE 5(j)
                                                                                                                       -------------
                                                                                                              TO SUBSIDIARY GUARANTY
                                                                                                              ----------------------


         ENTITY                            STUDIO/OFFICE LOCATION                           TRANSMITTER LOCATION
         ------                            ----------------------                           --------------------


Salem Music Network                  (The Word in Music)                                  N/A
                                     1465 Kelly Johnson Blvd., Suite 340
                                     Colorado Springs, CO 80920

                                     (Morningstar)                                        N/A
                                     402 BNA Drive, Suite 207
                                     Nashville, TN 37217

Salem Radio Network,                 SRN                                                  Hunter Farrell Rd., 0.45 miles
Incorporated                         545 E. John Carpenter Freeway, #450                  E of Meyers Rd., Irving, TX
                                     Irving, TX 75062

                                     SRN East                                             5230 Lee Highway
                                     1901 N. Moore Street, Suite 201                      Arlington, VA
                                     Arlington, VA 22209

Salem Radio                          600 E. Las Colinas Blvd., Suite 560                   N/A
Representatives, Inc.                Irving, TX 75039

                                     402 BNA Drive, Suite 207
                                     Nashville, TN 37217

                                     25 Northwest Point, Suite 400
                                     Elk Grove Village, IL 60007

                                     2815 Second Ave., Suite 550
                                     Seattle, WA 98121

                                     4880 Santa Rosa Road, Suite 300
                                     Camarillo, CA 93012

South Texas Broadcasting,            6161 Savoy Drive, Suite 1100                          Scott Rd., off Hwy. 105
Inc.                                 Houston, TX 77036                                     7 miles west of Cleveland, TX

SRN News Network, Inc.               1901 N. Moore St., Suite 201                          N/A
                                     Arlington, VA 22209

                                                                   SCHEDULE 5(j)
                                                                   -------------
                                                          TO SUBSIDIARY GUARANTY
                                                          ----------------------

ENTITY                       STUDIO/OFFICE LOCATION                  TRANSMITTER LOCATION
------                       ----------------------                  --------------------
Vista Broadcasting, Inc.       KFIA (AM)/KTZA(AM)                    KFIA(AM)
                               1425 Riverpark Drive, Suite 520       1701 Athens Avenue
                               Sacramento, CA 95815                  Lincoln, CA

                                                                     KTKZ(AM)
                                                                     3500 Old Auburn Road
                                                                     Roseville, CA


                                SCHEDULE 5(k)
                            TO SUBSIDIARY GUARANTY

        SCHEDULE 5(k) TO THE SUBSIDIARY GUARANTY AND SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 25, 1997



                             LIST OF REGISTRATIONS
                             ---------------------



A.   Patents
     -------

None

B.   Trademarks
     ----------

None

C.   Servicemarks
     ------------

1.   "Salem Radio Network" - Reg. No. 1,968,784

2.   "SRN" - Reg. No. 1,935,920

3.   Salem Radio Network Logo - Reg. No. 1,946,784

4.   "StandardNews" - Reg. No. 1,869,020

5.   "The Washington Newsdesk" - Reg. No. 1,875,741

                       ANNEX A TO THE SUBSIDIARY GUARANTY


                   FORM OF SUPPLEMENT TO SUBSIDIARY GUARANTY
                   -----------------------------------------


              SUBSIDIARY GUARANTY AND SECURITY AGREEMENT, dated as of September 25, 1997, by and among the Guarantors party thereto and The Bank of New York, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement").
                                 ---------

                                              [DATE]


          Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement. Pursuant to section 15 of the Agreement, by execution and delivery of this Supplement and, upon acceptance hereof by the Administrative Agent, the undersigned (i) shall be, and shall be deemed to be, a "Guarantor" under, and as such term is defined in, the Agreement, (ii) shall have made, and shall be deemed to have made, the representations and warranties contained in section 5 of the Agreement on and as of the date hereof, (iii) as security for the payment and performance in full of its Guarantor Obligations, does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for its benefit and the ratable benefit of the Issuing Bank, the Lenders and the Rate Protection Lenders, their respective successors and permitted assigns, a security interest in the Collateral (as defined in the Agreement) of the Additional Guarantor and
(iv) shall have made, and shall be deemed to have made, all of the covenants and agreements of a Guarantor set forth in the Agreement.

                         [NAME OF ADDITIONAL GUARANTOR]



                         By:______________________________
                         Name:____________________________
                         Title:___________________________


                         Address for Notices:
                         --------------------

                         ____________________________
                         ____________________________
                         ____________________________

                         Attention:__________________
                                      _______________
                         Telephone: (___) ___-____
                         Telecopy: (___) ___-____

Accepted and agreed to as
of the date first above written:

THE BANK OF NEW YORK, as Administrative Agent



By:________________________
Name:______________________
Title:_____________________


                   [SCHEDULES CORRESPONDING TO THE SCHEDULES
                      IN THE AGREEMENT ARE TO BE ATTACHED]

                       ANNEX B TO THE SUBSIDIARY GUARANTY
                             AND SECURITY AGREEMENT

                         DATED AS OF SEPTEMBER 25, 1997



                         FORM OF TRANSACTION STATEMENT
                         -----------------------------

     THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHT ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                                   [DATE]


The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286

Ladies and Gentlemen:

     The undersigned, _________________ (the "Issuer"), hereby acknowledges
                                              ------
receipt of the Subsidiary Guaranty and Security Agreement, dated as of September 25, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), by and among each Guarantor party thereto, SALEM
                   ---------
COMMUNICATIONS CORPORATION (the "Borrower") and THE BANK OF NEW YORK, as
                                 --------
Administrative Agent (in such capacity, the "Administrative Agent") and (i)
                                             --------------------
consents to the terms thereof and (ii) confirms that a pledge of the right, title and interest in the security referred to below has been registered in the books and records of the Issuer in the name of the Administrative Agent, as set forth below. This Transaction Statement is issued under Section 8-408 of the New York State Uniform Commercial Code.

1.   DESCRIPTION OF THE SECURITY:_______________________.

2.   NUMBER OF SHARES OR UNITS PLEDGED:_________________.

3.   REGISTERED OWNER:

          [NAME OF PLEDGING GUARANTOR]
          __________________________
          __________________________
          __________________________
          Attention:_______________________
                    _______________________

          Taxpayer ID# ___________.

4.   REGISTERED PLEDGEE AND TAXPAYER IDENTIFICATION NUMBER (IF ANY):

          The Bank of New York, as Administrative Agent
          One Wall Street
          New York, New York 10286
          Attention:___________________
                       ________________

          Taxpayer ID# 13-5160382

5. DATE OF REGISTRATION OF THE PLEDGE: The pledge described herein was registered on _______ on the books and records of the Issuer.

6. NOTATION OF LIENS: There are no liens, restrictions or adverse claims as to which the Issuer has a duty under Section 8-403(4) of the Uniform Commercial Code (the "UCC") to which such security is or may be subject,
                           ---
     other than those set forth in the Loan Documents (as defined in that certain Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders party thereto and The Bank of New York, as Administrative Agent and Bank of America NT & SA, as Documentation Agent, as amended, supplemented or otherwise modified from time to time) or [LIST APPLICABLE ORGANIZATIONAL DOCUMENTS].

          The Issuer hereby agrees, at the request of the Administrative Agent and at the expense of the Issuer, to register any further assignment or transfer of the foregoing security effected in the manner contemplated by the Agreement and promptly to furnish to the Administrative Agent and any such assignee or transferee any statement contemplated by Section 8-408 of the UCC.

                              [NAME OF ISSUER]


                              By:____________________________
                              Name:__________________________
                              Title:_________________________

                      ANNEX C-1 TO THE SUBSIDIARY GUARANTY
                             AND SECURITY AGREEMENT

                         DATED AS OF SEPTEMBER 25, 1997



                  FORM OF GRANT OF SECURITY INTEREST (PATENTS)
                  --------------------------------------------


          [NAME OF GUARANTOR], a _____________ corporation (the "Guarantor"), is
                                                                 ---------
obligated to THE BANK OF NEW YORK, as Administrative Agent (the "Administrative
                                                                 --------------
Agent"), and has entered into a Subsidiary Guaranty and Security Agreement,
-----
dated as of September 25, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), by and among each
                                           ---------
Guarantor party thereto, SALEM COMMUNICATIONS CORPORATION (the "Borrower") and
                                                                --------
THE BANK OF NEW YORK, as Administrative Agent (in such capacity, the

"Administrative Agent").
---------------------

          Pursuant to the Agreement, the Guarantor granted to the Administrative Agent a security interest in all of the right, title and interest of the Guarantor in and to the letters patent or applications for letters patent, of the United States, more particularly described on Schedule 1 (the "Patents")
                                                                   -------
together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the

"Collateral"), to secure the prompt payment, performance and observance of the
-----------
Guarantor Obligations (as defined in the Agreement).

          For good and valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of recording the grant of the security interest as aforesaid, the Guarantor does hereby further assign to the Administrative Agent, and grant to the Administrative Agent a security interest in, the Collateral to secure the prompt payment, performance and observance of the Guarantor Obligations.

          The Guarantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

          Upon the indefeasible cash payment in full of all Guarantor Obligations (as such term is defined in the Agreement), the Administrative Agent will take whatever actions are necessary at the Guarantor's expense to release or reconvey to Guarantor all right, title and interest of the Guarantor in and to the Patents.

          The Administrative Agent's address is: One Wall Street, New York, New York 10286.

          IN WITNESS WHEREOF, the Guarantor has caused this Assignment to be duly executed by its duly authorized officer as of the __ day of _____, ____.

                              [NAME OF GUARANTOR]


                              By:_____________________________
                              Name:___________________________
                              Title:__________________________

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          On this __ day of _____, ____, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is the ________ of [NAME OF GUARANTOR], the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.


                                 ____________________________
                                      Notary Public
                                    [Notary's Stamp]

                                   Schedule 1
                    to Grant of Security Interest (Patents)
                             Dated as of __________

                      ANNEX C-2 TO THE SUBSIDIARY GUARANTY
                             AND SECURITY AGREEMENT

                         DATED AS OF SEPTEMBER 25, 1997



                FORM OF GRANT OF SECURITY INTEREST (TRADEMARKS)
                -----------------------------------------------


              [NAME OF GUARANTOR], a _____________ corporation (the "Guarantor"), is obligated to THE BANK OF NEW YORK, as Administrative Agent (the
 ---------
"Administrative Agent"), and has entered into a Subsidiary Guaranty and Security
 --------------------
Agreement, dated as of September 25, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), by and
                                                           ---------
among each Guarantor party thereto, SALEM COMMUNICATIONS CORPORATION (the

"Borrower") and THE BANK OF NEW YORK, as Administrative Agent (in such capacity,
 --------
the "Administrative Agent").
     --------------------

          Pursuant to the Agreement, the Guarantor granted to the Administrative Agent a security interest in all of the right, title and interest of the Guarantor in and to the trademarks listed on Schedule 1, which trademarks are registered in the United States Patent and Trademark Office (the "Trademarks"),
                                                                  ----------
together with the goodwill of the business symbolized by the Trademarks and the applications and registrations therefor, and all proceeds thereof, any and all causes of action which may exist by reason of infringement thereof (the

"Collateral"), to secure the prompt payment, performance and observance of the
 ----------
Guarantor Obligations (as defined in the Agreement).

          For good and valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of recording the grant of the security interest as aforesaid, the Guarantor does hereby further assign to the Administrative Agent, and grant to the Administrative Agent a security interest in, the Collateral to secure the prompt payment, performance and observance of the Guarantor Obligations.

          The Guarantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

          Upon the indefeasible cash payment in full of all Guarantor Obligations (as such term is defined in the Agreement), the Administrative Agent will take whatever actions are necessary at the Guarantor's expense to release or reconvey to the Guarantor all right, title and interest of the Guarantor in and to the Trademarks.

          The Administrative Agent's address is: One Wall Street, New York, New York 10286.

          IN WITNESS WHEREOF, the Guarantor has caused this Assignment to be duly executed by its duly authorized officer as of the __ day of _____, ____.

                              [NAME OF GUARANTOR]


                              By:_____________________________
                              Name:___________________________
                              Title:__________________________

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          On this __ day of _____, ____, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is the ________ of [NAME OF GUARANTOR], the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.


                                 ____________________________
                                      Notary Public
                                    [Notary's Stamp]

                                   Schedule 1
                   to Grant of Security Interest (Trademarks)
                             Dated as of _________